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                                                                   EXHIBIT 4.2


                               ARTICLES OF MERGER

                                       OF

                         WESTPORT RESOURCES CORPORATION

                                  WITH AND INTO

                              BELCO OIL & GAS CORP.


         The undersigned, as the President and Secretary of BELCO OIL & GAS CORP., a Nevada corporation (the "Surviving Constituent Entity"), and the President and Secretary of WESTPORT RESOURCES CORPORATION, a Delaware corporation (the "Merging Constituent Entity"), as and for the purposes of complying with the provisions of Chapter 92A of the Nevada Revised Statutes, and in order to effectuate the merger of the Merging Constituent Entity with and into the Surviving Constituent Entity, hereby certify as follows:

         FIRST: The name of the Merging Constituent Entity is WESTPORT RESOURCES CORPORATION and its jurisdiction of organization is Delaware.

         SECOND: The name of the Surviving Constituent Entity is BELCO OIL & GAS CORP. and its jurisdiction of organization is Nevada.

         THIRD: An agreement and plan of merger (the "Plan of Merger") has been approved and adopted by the respective Boards of Directors of the Merging Constituent Entity and the Surviving Constituent Entity.

         FOURTH: The Plan of Merger was submitted to the shareholders of the Surviving Constituent Entity. The shareholders of the Surviving Constituent Entity holding 32,957,150 shares of such entity's outstanding common stock were entitled to vote on the Plan of Merger and the shareholders of the Surviving Constituent Entity holding 23,786,219 shares of such entity's outstanding common stock, constituting 72.2% of those votes entitled to be cast, voted in favor of the Plan of Merger. The number of votes and percentage cast for the Plan of Merger by the holders of common stock of the Surviving Constituent Entity was sufficient for approval.

         FIFTH: The Plan of Merger was submitted to the shareholders of the Merging Constituent Entity. The shareholders of the Merging Constituent Entity holding 38,463,841 shares of such entity's outstanding common stock were entitled to vote on the Plan of Merger and the shareholders of the Merging Constituent Entity holding 32,792,701 shares of such entity's outstanding common stock, constituting 85.3% of those votes entitled to be cast, voted in favor of the Plan of Merger. The number of votes and percentage cast for the Plan of Merger by the holders of common stock of the Merging Constituent Entity was sufficient for approval.

         SIXTH: A copy of the complete executed Plan of Merger is on file and available for inspection at the place of business of the Surviving Constituent Entity, located at 410 Seventeenth Street, Suite 2300, Denver, Colorado 80202, and a copy of the Plan of Merger will be furnished by the Surviving Constituent Entity, on request, to any shareholder of either the Surviving Constituent Entity or the Merging Constituent Entity.





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         SEVENTH: The Articles of Incorporation of the Surviving Constituent
Entity shall be amended in their entirety as a result of the Merger, other than that Certificate of Designations of 6 1/2% Convertible Preferred Stock ($.01 par value) of the Surviving Constituent Entity, filed with the Nevada Secretary of State on March 6, 1998 (the "Certificate of Designations"), which Certificate of Designations shall continue in full force and effect and shall not be amended, as follows:



                                     AMENDED

                            ARTICLES OF INCORPORATION

                                       OF

                              BELCO OIL & GAS CORP.

                                    I. NAME

         The name of the corporation is WESTPORT RESOURCES CORPORATION (the "Company").

                                  II. ADDRESS

         The address of the Company's registered office in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511, County of Washoe. The name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                  III. PURPOSE

         The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.


                                   IV. SHARES

         The total number of shares of stock that the Company shall have authority to issue is 80 million of which 70 million shares shall be common stock with a par value of $0.01 per share and 10 million shall be preferred stock with a par value of $0.01 per share, of which 4.37 million shares have been designated as 6 1/2% convertible preferred stock through the filing of that certain Certificate of Designations with the Nevada Secretary of State on March 6, 1998. Subject to the Nevada Revised Statutes and the powers, designations, preferences and relative, participating, optional or other special rights granted by the Board of Directors of the Company (the "Board of Directors"), the Board of Directors may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each class of capital stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the Board of Directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.





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                             V. PERPETUAL EXISTENCE

         The Company is to have perpetual existence.

                                   VI. BYLAWS

         In furtherance and not in limitation of the powers conferred by the Nevada Revised Statutes, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Company.

                                 VII. DIRECTORS

         7.1. Election of Directors

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Company.

         7.2. Composition of Board of Directors

                  (a) The Board of Directors shall be divided into three classes as nearly equal in number as possible, with directors in each class having a three-year term following a transition period in which the initial Class 1 directors serve a one-year term, the initial Class 2 directors serve a two-year term and the initial Class 3 directors serve a three-year term.

                  (b) Any director may resign at any time upon written notice to the Company.

         7.3. Quorum and Voting

         Except as otherwise specifically provided by law, in Section 3.6 of the Bylaws of the Company or in these Articles of Incorporation, (i) a majority of the total number of directors shall constitute a quorum for the transaction of business, and (ii) the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         7.4. Number of Directors

         The number of directors of the Company shall not be less than one nor more than 15, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the Board of Directors.

         7.5. Removal of Directors

         Any director may be removed, with or without cause, at any annual or special shareholders' meeting upon the affirmative vote of the holders of two-thirds of the outstanding shares of voting stock of the Company at that time entitled to vote thereon.

                            VIII. DIRECTOR LIABILITY

         A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Company or its shareholders, (b) for any act or omission not in good faith or which involves intentional misconduct, fraud or a knowing violation of law, (c) under Section 78.300 of the




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Nevada Revised Statutes, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this article by the shareholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

                              IX. INDEMNIFICATION

         9.1. General

         Subject to Article VIII, the Company shall indemnify, to the maximum extent permitted by the Nevada Revised Statutes, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

         9.2. Actions by or in the Right of the Company

         The Company shall indemnify, to the maximum extent permitted by the Nevada Revised Statutes, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit.

         9.3. Indemnification Against Expenses

         To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 or 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         9.4. Advancement of Expenses

         Expenses including attorneys' fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by the Nevada Revised Statutes or in this Article IX. Such expenses incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Company deems appropriate.




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         9.5. Nonexclusive

         The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director or officer of the Company seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9.6. Insurance

         The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Nevada Revised Statutes, these Articles of Incorporation or this Section 9.6.

         9.7. Certain Definitions

         For purposes of this Article IX, (a) references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;
(b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director or officer of the Company that imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this section.

         9.8. Change in Governing Law

         In the event of any amendment or addition to Section 78.7502 and
Section 78.751 of the Nevada Revised Statutes or the addition of any other section to such law that limits indemnification rights thereunder, the Company shall, to the extent permitted by the Nevada Revised Statutes, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other




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enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

                              X. SHAREHOLDER ACTION

         Any action by shareholders must be taken at an annual or special meeting of shareholders of the Company and may not be taken by written consent in lieu of a meeting. The Board of Directors may grant to preferred stock the power to vote by written consent in lieu of a meeting to the extent such power is specifically designated by the Board of Directors in the relevant powers, designations, preferences and relative, participating, optional or other special rights for such preferred stock.

                                 XI. AMENDMENTS

         These Articles of Incorporation may be amended in accordance with
Section 78.390 of the Nevada Revised Statutes; provided, however, that any amendment of Section 7.5 and Article IX herein will require an affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of voting stock of the Company at that time entitled to vote thereon.

         XII. ELECTION NOT TO BE GOVERNED BY SECTIONS 78.411 TO 78.444, INCLUSIVE, OF THE NEVADA REVISED STATUTES

         The Company hereby elects not to be governed by, and to otherwise opt out of, the provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes relating to combinations with interested shareholders.



         EIGHTH: Pursuant to Section 92A.240 of the NRS, August 21, 2001, is hereby designated as the effective date of the Merger.




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         In witness whereof, the undersigned have executed these Articles of
Merger as of the ___ day of August 2001.

THE "SURVIVING CONSTITUENT ENTITY"

BELCO OIL & GAS CORP.,
         a Nevada corporation

By:
   ------------------------------------
   Grant W. Henderson, President


By:
   ------------------------------------
   Dominick J. Golio, Secretary


THE "MERGING CONSTITUENT ENTITY"

WESTPORT RESOURCES CORPORATION,
         a Delaware corporation

By:
   ------------------------------------
   Barth E. Whitham, President


By:
   ------------------------------------
   Howard L. Boigon, Secretary



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